Yukon
Community Services

BUSINESS CORPORATIONS ACT
FORM 3

Certificate of Continuance

TOURNIGAN GOLD CORPORATION

I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.

Corporate Access Number:29827
Date of Continuance:2002-12-03

M. Richard Roberts
Registrar of Corporations